BANCFIRST CORPORATION

EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-119622) pertaining to the BancFirst Corporation Stock Option Plan, Registration Statement (Form S-8 No. 333-31886) pertaining to the BancFirst Corporation Non-Employee Directors’ Stock Option Plan and the BancFirst Corporation Directors’ Deferred Stock Compensation Plan and the Registration Statement (Form S-8 No. 333-65129) pertaining to the 1988 Incentive Stock Option Plan of Security Corporation as assumed by BancFirst Corporation, 1993 Incentive Stock Option Plan of Security Corporation as assumed by BancFirst Corporation and 1995 Non-Employee Director Stock Plan of Amquest Financial Corp. as assumed by BancFirst Corporation of our report dated March 14, 2005, except for the last paragraph of the Basis of Presentation in Note 1, as to which the date is March 14, 2006, with respect to the 2004 consolidated financial statements of BancFirst Corporation included in its Annual Report on Form 10-K for the year ended December 31, 2006.

/s/ ERNST & YOUNG, LLP

Oklahoma City, Oklahoma

March 15, 2007